Exhibit 99.1

Epiq Systems Retains Credit Suisse to

Assist Board in Review of Strategic Alternatives

KANSAS CITY, Kan., Oct. 3, 2014 — Epiq Systems, Inc. (Nasdaq: EPIQ), a leading global provider of technology-enabled solutions for the legal profession, announced today that its Board of Directors has retained Credit Suisse Securities to assist the Board in its review of strategic and financial alternatives.

As previously announced on September 18, 2014, the Epiq Board is exploring a full range of strategic and financial alternatives, which may include among other things, acquisitions, divestitures or a going-private or recapitalization transaction, in order to determine a course of action that is in the best interest of all shareholders.

In connection with the review, Epiq will also consider adding new, qualified independent directors to its Board. In August 2014, Epiq announced the appointment of Douglas M. Gaston as an independent director. Mr. Gaston recently retired as Regional Managing Partner for BKD, LLP, a national accounting and advisory firm, where he had been a partner for close to 25 years.

There can be no assurance that the review of strategic alternatives will result in an acquisition, divestiture, going-private transaction, recapitalization or other transaction. Epiq disclaims any obligation to disclose further developments unless and until the review of strategic alternatives has been concluded.

Credit Suisse Securities is serving as financial advisor, and Kirkland & Ellis LLP is serving as legal advisor to the company.

About Epiq Systems

Epiq Systems, Inc. is a leading global provider of technology-enabled solutions for electronic discovery, bankruptcy, and class action and mass tort administration. We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, combined with deep subject-matter expertise, provide reliable solutions for the professionals we serve. Visit us at www.epiqsystems.com.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the impact on our business or stock price from our review of strategic alternatives; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “ should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provide a “safe harbor” for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) any material changes in our total number of client engagements and the volume associated with each engagement, (5) any material changes in our clients’ deposit portfolio or the services required or selected by our clients in engagements, (6) changes in or the effects of pricing structures and arrangements, (7) risks associated with the handling of confidential data and compliance with information privacy laws, (8) risks associated with developing and providing software and internet-based technology solutions to our clients, (9) ability to attract, develop and retain executives and other qualified employees, (10) risks associated with the integration of acquisitions into our existing business operations, (11) risks associated with our international operations, (12) risks associated with foreign currency fluctuations, (13) risks of litigation against us or failure to protect our intellectual property, (14) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (15) any material non-cash write-downs based on impairment of our goodwill, (16) risks associated with indebtedness and interest rate fluctuations, (17) overall strength and stability of general economic conditions, both in the United States and in the global markets, and (18) other risks detailed from time to time in our SEC filings, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Investor Contact:

Lew Schroeber	David Collins
Epiq Systems	Catalyst Global
913-621-9500	212-924-9800
ir@epiqsystems.com	epiq@catalyst-ir.com

Media:

Michael Freitag / Mahmoud Siddig / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449